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                                DEWEY BALLANTINE

                           1301 Avenue of the Americas
                               New York 10019-6092
                  Telephone 212-259-8000 Facsimile 212-259-6333


                                                                     Exhibit 5.1

                                            November 8, 1996

AutoBond Acceptance Corporation
301 Congress Avenue, 9th Floor
Austin, Texas  78701

Ladies and Gentlemen:

               We have acted as counsel for AutoBond Acceptance Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 1,150,000 shares (the "Shares") of common stock, no par value, of the Company to be sold by the Company and William O. Winsauer and John S. Winsauer, stockholders of the Company (the "Selling Stockholders"), in a public offering pursuant to the terms set forth in the Registration Statement on Form S-1 (Registration No. 333- 05359) of the Company, including the related prospectus, filed with the Securities and Exchange Commission, as amended (the "Registration Statement"). Pursuant to the Registration Statement, the Company may sell up to 900,000 of the Shares (the "Company Shares") and the Selling Stockholders may sell up to 250,000 of the Shares (the "Selling Stockholders Shares").

               As counsel to the Company we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

               We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the execution, delivery or recordation of all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof. Also, we have relied as to certain matters on information obtained from public officials, officers of the Company another sources believed by us to responsible, and we have assumed that the certificates for the Shares conform to the specimen thereof examined by us and have been duly countersigned by the registrar and transfer agent.








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               We are not admitted to practice under the laws of the state of
Texas. With respect to the opinions expressed herein, as to all matters governed by Texas law, we have relied upon the opinion of Butler & Binion, L.L.P., a copy of which is attached hereto. Based on the foregoing, it is our opinion that, when the Registration Statement becomes effective under the Act:

               (i) The Company Shares will have been duly authorized and when issued and sold as contemplated by the Registration Statement will be validly issued, fully paid and nonassessable; and

               (ii) The Selling Stockholders Shares will have been duly and validly authorized and will be validly issued, fully paid and nonassessable.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,



                                            DEWEY BALLANTINE



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                             BUTLER & BINION, L.L.P.

                                 1000 Lousiana,
                                   Suite 1600
                            Houston, Texas 77002-5093
                Telephone (713) 237-3111 Facsimile (713) 237-3202

                                            November 8, 1996

AutoBond Acceptance Corporation
301 Congress Avenue, 9th Floor
Austin, Texas  78701

        Re: Registration and sale of up to 1,150,000 shares of Common Stock of AutoBond Acceptance Corporation

Ladies and Gentlemen:

               We have acted as special Texas counsel for AutoBond Acceptance Corporation, a Texas corporation (the "Company"), in connection with the registration of 1,150,000 shares (the "Shares") of common stock, no par value, of the Company to be sold by the Company and William O. Winsauer and John S. Winsauer, stockholders of the Company (the "Selling Stockholders"), in a public offering pursuant to the terms set forth in the Registration Statement on Form S-1 (Registration No. 333-05359) of the Company, including the related prospectus, filed with the Securities and Exchange Commission (the "Commission"), as amended (the "Registration Statement"). Pursuant to the Registration Statement, the Company may sell up to 900,000 of the Shares (the "Company Shares") and the Selling Stockholders may sell up to 250,000 of the Shares (the "Selling Stockholders Shares").

               We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

             (i) the Articles of Incorporation of the Company as amended and restated as of the date of this opinion;

            (ii) the Bylaws of the Company as amended and restated as of the date of this opinion;

           (iii)      the Registration Statement; and

            (iv) such other documents, corporate records, certificates and other instruments as we have








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                      deemed necessary or appropriate for the
                      purpose of this opinion.

               We have assumed the genuiness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the execution, delivery or recordation of all documents where execution, delivery or recordation are prerequisites to the effectiveness thereof. Capitalized terms used herein and not otherwise defined are used as defined in the Registration Statement.

               We are admitted to practice under the laws of the State of Texas. Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

             (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas pursuant to the Texas Business Corporation Act; and

            (ii) The Company Shares are duly and validly authorized and when sold as contemplated by the Registration Statement will be legally issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and

           (iii) The Selling Stockholders Shares are duly and validly authorized and are legally issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

               We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and consent to the references to our Firm under the heading
"Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. We consent to the reliance of Dewey Ballantine on this opinion with respect to matters governed by Texas law.

                                            Very truly yours,



                                            BUTLER & BINION, L.L.P.







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